UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 26, 2007

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information reported in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 2, 2007, KC Pheasant Associates, LLC (“KC Pheasant”), a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Pheasant Run Apts, LS, Limited Partnership, a Florida limited partnership (“Seller”) for the purchase of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run”). A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on August 8, 2007 and is incorporated herein by reference.

KC Pheasant is a Delaware limited liability company formed for the purpose of the acquisition. Pursuant to the KC Pheasant operating agreement, dated as of September 25, 2007 (the “Operating Agreement”), among PRIP 1102, LLC, a Delaware limited liability and a wholly owned subsidiary of the Company, JTL Holdings, LLC and JTL Asset Management, Inc., the Company owns a 97.5% interest in KC Pheasant and JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest. The Operating Agreement provides that the Company’s investment will be treated as preferred equity and the Company will receive a priority preferred return of 9.0% on its invested equity.

On September 26, 2007, we, through KC Pheasant, acquired Pheasant Run from the Seller for the purchase price of $8,250,000, plus transaction costs and financing fees. We financed the total purchase price by KC Pheasant’s refinancing of the existing mortgage on Pheasant Run in the amount of approximately $6.25 million and with proceeds from the Company’s ongoing public offering.

Pheasant Run is a recently renovated apartment community with an aggregate of 112,000 square feet of rentable area in its 160 units and was approximately 93% occupied as of September 24, 2007. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

The above descriptions of the Operating Agreement are qualified in their entirety by the terms of the agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Pheasant Run acquisition, KC Pheasant has refinanced the existing mortgage loan on the property. The refinanced mortgage loan, in the amount of approximately $6.25 million, is evidenced by a Multifamily Note dated September 26, 2007 executed by KC Pheasant in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The loan has an initial fixed rate of 5.95% for a ten-year term of interest only payments with an initial maturation date of October 1, 2017. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (the “Security Instrument”).

The above descriptions of the Promissory Note and the Security Instrument are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

10.1	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc.

10.2	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc.

10.3	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date:	October 2, 2007	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc.

10.2	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc.

10.3	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc.